Exhibit 99.1

LEASING FUND

ELEVEN, LLC

PORTFOLIO OVERVIEW

THIRD QUARTER

2008

ICON LEASING FUND ELEVEN, LLC

- Third Quarter 2008 Portfolio Overview -

Dear Fellow Member of ICON Leasing Fund Eleven, LLC:

We are pleased to present this Portfolio Overview for ICON Leasing Fund Eleven, LLC (the “Fund”) for the third quarter of 2008.  References to “we”, “us” and “our” are references to the Fund, references to “ICON Capital” or the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised $365,198,690 commencing with our initial offering on April 21, 2005 through the closing of the offering on April 21, 2007.  In July 2006, we increased our original offering from $200,000,000 to $375,000,000.

During the reporting period, we continued in our operating period, during which time we continued to seek to acquire equipment subject to lease or to structure financings secured primarily by equipment.  Cash generated from these investments facilitates distributions to our members.  Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to members.

Our operating period is anticipated to continue for a period of five years from the closing of the offering, unless extended at our Manager’s sole discretion.  Following our operating period, we will enter our liquidation period, during which time equipment we own will be sold in the ordinary course of business.

Portfolio Overview

Our equipment portfolio consists of investments that we have made directly as well as those that we have made with our affiliates.  As of September 30, 2008, our equipment portfolio consisted primarily of the following investments:

•
Equipment and machinery used by The Teal Jones Group and Teal Jones Lumber Services, Inc. (collectively, “Teal Jones”) in its lumber processing operations in Canada and the United States.  We, through two wholly-owned entities, entered into a lease financing arrangement with Teal Jones totaling approximately $36,000,000 in November 2006.  The equipment and machinery are being leased back to Teal Jones pursuant to an 84-month lease that is scheduled to expire in November 2013.

•
ICON Pliant, LLC (“ICON Pliant”) acquired from Pliant Corporation and simultaneously leased back equipment that manufactures plastic films and flexible packaging for consumer products for a purchase price of $12,115,000.  We and an affiliate, ICON Leasing Fund Twelve, LLC (“Fund Twelve”) have ownership interests of 55% and 45% in ICON Pliant, respectively. The base lease term is 60 months, commenced on October 1, 2008.

•
Machining and metal working equipment subject to lease with W Forge Holdings, Inc., MW Scott, Inc. and MW Gilco, LLC (collectively, the “MW Group”), all of which are wholly-owned subsidiaries of MW Universal, Inc. (“MWU”).  We acquired the equipment for approximately $22,200,000.  The equipment is subject to 60-month leases with the MW Group that commenced on January 1, 2008.  In addition, we acquired the manufacturing assets of MW General, Inc. and AMI Manchester, LLC, wholly-owned subsidiaries of MWU, for purchase prices of $400,000 and $1,700,000, respectively.  These leases commenced on January 1, 2008 and will continue for a period of 60 months.

•
We, along with ICON Income Fund Ten, LLC (“Fund Ten”) and ICON Income Fund Eight A L.P., have ownership interests of 61.39%, 31.62% and 7.99%, respectively, in a joint venture that owns telecommunications equipment subject to a 48-month lease with Global Crossing Telecommunications, Inc. (“Global Crossing”).  Our interest was acquired for approximately $15,400,000.  The lease is scheduled to expire on March 31, 2010.  We also own a 13.26% interest in another joint venture with Fund Ten and ICON Income Fund Nine, LLC, with interests of 72.34% and 14.40%, respectively, that owns telecommunications equipment subject to a 48-month lease with Global Crossing.  The lease is scheduled to expire on October 31, 2010.  Our wholly owned subsidiary, ICON Global Crossing III, LLC, owns telecommunications equipment which was acquired for an aggregate purchase price of $26,078,783.63.  The equipment is subject to eight leases with Global Crossing.  Two of the leases are for 48 months, while the other six leases are for 36 months, all of which expire between December 2010 and September 2011. In addition, we formed a joint venture, ICON Global Crossing V, LLC (“ICON Global Crossing V”) with Fund Ten.  We own a 55% interest in ICON Global Crossing V that leases telecommunications equipment to Global Crossing.  This equipment was purchased for approximately $12,982,000 and is subject to a 36-month lease that expires on December 31, 2010.

•
Auto parts manufacturing equipment leased to Heuliez SA and Heuliez Investissements SNC.  We, through a wholly-owned entity, purchased the equipment for approximately $11,994,000 and it is subject to a 60-month lease that is scheduled to expire on March 31, 2012.

•
Two Aframax 95,649 DWT (deadweight tons) product tankers – the Senang Spirit and the Sebarok Spirit – that are bareboat chartered to an affiliate of Teekay Corporation (“Teekay”). We, through two wholly-owned subsidiaries, purchased the Senang Spirit and the Sebarok Spirit for an aggregate purchase price of approximately $88,000,000, comprised of approximately $21,300,000 in cash and a non-recourse loan in the amount of approximately $66,700,000.  The 60-month bareboat charters with the affiliate of Teekay are scheduled to expire in April 2012.

•
ICON EAR, LLC (“ICON EAR”), acquired and simultaneously leased back semiconductor manufacturing equipment from Equipment Acquisition Resources, Inc. (“EAR”).  We paid approximately $3,121,000 for our interest in the equipment.  ICON EAR also acquired and simultaneously leased back to EAR certain semiconductor manufacturing equipment for a total purchase price of $8,794,500.  The equipment consists of silicone wafer slicers, dicers, backgrinders, lappers, and polishers that are designed to size microchips from embryo wafers.  We and Fund Twelve have ownership interests of 45% and 55%, respectively.  The leases commenced on July 1, 2008 and will continue for a term of 60 months.  In addition, ICON EAR II, LLC, our wholly owned subsidiary, completed the acquisition and leaseback of semiconductor manufacturing equipment from EAR for an initial acquisition price of $6,348,000.  The lease commenced on July 1, 2008 and will continue for 60 months.

•
Four 45,720 – 47,094 DWT product carrying vessels -- the M/T Doubtless, the M/T Faithful, the M/T Spotless and the M/T Vanguard -- that are subject to bareboat charters with subsidiaries of Top Ships, Inc., each of which are scheduled to expire in February 2011.  The purchase price for the four tankers was approximately $112,650,000, comprised of approximately $22,650,000 in cash, a first priority non-recourse loan in the amount of approximately $80,000,000, and a second priority non-recourse loan in the amount of approximately $10,000,000.

•
Four 3,300 TEU (twenty foot equivalent units) container vessels -- the M/V Andaman Sea, the M/V ZIM Hong Kong, the M/V ZIM Israel and the M/V Japan Sea -- that are subject to bareboat charters with ZIM Integrated Shipping Services, Ltd.  The bareboat charters for the ZIM Japan Sea and the ZIM Andaman Sea are scheduled to expire in November 2010 and the bareboat charters for the ZIM Hong Kong and the ZIM Israel are each scheduled to expire in January 2011.  The purchase price for the four vessels was approximately $142,500,000, comprised of approximately $35,876,000 in cash, a first priority non-recourse loan in the amount of approximately $93,325,000, and a second priority non-recourse loan in the amount of approximately $12,000,000.

Transactions with Related Parties

Our Manager performs certain services relating to the management of our equipment leasing activities.  Such services include the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaise with and general supervision of lessees to assure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in our Manager.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager totaling $250,439 for the nine months ended September 30, 2008.  Our Manager’s interest in our net income (loss) for the three months ended September 30, 2008 and 2007 was $13,265 and $(19,714), respectively.  Our Manager’s interest in our net loss for the nine months ended September 30, 2008 and 2007 was $44,295 and $13,078, respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates for the three and nine months ended September 30, 2008 and 2007, were as follows:

			Three Months Ended		Nine Months Ended
			September 30,		September 30,
Entity	Capacity	Description	2008	2007	2008	2007
ICON Capital Corp.	Manager	Organization and
		offering expenses (1)	$-	$-	$-	$1,095,103
ICON Securities Corp.	Managing broker-dealer	Underwriting fees (1)	-	-	-	1,460,137
ICON Capital Corp.	Manager	Acquisition fees (2)	119,719	1,172,500	1,159,820	5,553,112
ICON Capital Corp.	Manager	Management fees (3)	1,037,806	1,739,929	4,216,992	4,895,421
ICON Capital Corp. and affiliate	Manager	Administrative fees (3)	557,413	1,192,107	3,167,296	4,181,934
Total fees paid to the Manager
and its affiliates			$1,714,938	$4,104,536	$8,544,108	$17,185,707

(1) Charged directly to members' equity.
(2) Capitalized and amortized to operations over the estimated service period in accordance with the LLC's accounting policies.
(3) Charged directly to operations.

At September 30, 2008, we had a net payable due to our Manager and affiliates that consisted primarily of accruals due to our Manager for administrative expense reimbursements of $383,035.  Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in the Fund is greatly appreciated and we look forward to sharing continued successes.

Sincerely,

ICON Capital Corp., Manager

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Balance Sheets

Assets
	September 30,
	2008	December 31,
	(unaudited)	2007
Current assets
Cash and cash equivalents	$15,339,498	$42,339,549
Current portion of net investment in finance leases	7,297,766	10,442,124
Accounts receivable (net of allowance
for doubtful accounts of $0 and $73,321, respectively)	1,549,023	4,087,034
Restricted cash	260,826	1,426,170
Equipment held for sale or lease, net	-	2,226,905
Deferred income taxes	344,355	-
Income taxes receivable	1,306,741	2,037,851
Other current assets	1,485,569	1,604,967

Total current assets	27,583,778	64,164,600

Non-current assets
Net investment in finance leases, less current portion	25,905,609	89,080,301
Leased equipment at cost (less accumulated depreciation of
$106,961,447 and $109,756,923, respectively)	347,227,976	417,738,629
Note receivable on financing facility, net	-	4,087,568
Mortgage note receivable	12,722,006	12,722,006
Investments in joint ventures	7,923,517	4,638,393
Deferred income taxes	911,311	963,595
Other non-current assets, net	1,990,811	2,356,913

Total non-current assets	396,681,230	531,587,405

Total Assets	$424,265,008	$595,752,005

Liabilities and Members' Equity

Current liabilities
Current portion of non-recourse long-term debt	$42,421,742	$79,084,120
Interest rate swap contracts	4,810,203	4,556,116
Deferred revenue	4,299,918	11,869,874
Current portion of leasing payables and other lease liabilities	-	5,253,451
Due to Manager and affiliates, net	343,310	296,476
Income taxes payable	364,805	139,310
Accrued expenses and other current liabilities	1,163,921	3,995,256

Total current liabilities	53,403,899	105,194,603

Non-current liabilities
Non-recourse long-term debt, net of current portion	131,475,883	206,410,288
Leasing payables and other lease liabilities, net of current portion	-	10,533,826

Total non-current liabilities	131,475,883	216,944,114

Total Liabilities	184,879,782	322,138,717

Minority Interest	15,699,053	12,389,412

Commitments and contingencies (Note 13)

Members' Equity
Manager	(938,294)	(643,560)
Additional Members	227,136,371	256,754,095
Accumulated other comprehensive (loss) income	(2,511,904)	5,113,341

Total Members' Equity	223,686,173	261,223,876

Total Liabilities and Members' Equity	$424,265,008	$595,752,005

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenue:
Rental income	$19,982,514	$26,503,336	$70,202,950	$75,714,659
Finance income	641,882	1,736,842	3,871,390	5,715,097
Income from investments in joint ventures	176,587	36,790	1,570,572	57,722
Net gain on sales of new equipment	-	164,871	278,082	716,579
Net loss on sales of leased equipment	-	(590,605)	(720,385)	(637,659)
Net loss on sale of portfolio	(271,988)	-	(11,921,785)	-
Interest and other income	451,854	1,554,296	1,972,464	4,073,158

Total revenue	20,980,849	29,405,530	65,253,288	85,639,556

Expenses:
Management fees - Manager	1,037,806	1,739,929	4,216,992	4,895,421
Administrative expense reimbursements - Manager	557,413	1,192,107	3,167,296	4,181,934
General and administrative	341,981	458,712	2,383,577	1,461,535
Interest	3,076,106	4,671,432	9,872,200	13,051,443
Depreciation and amortization	13,857,807	20,534,370	51,237,519	60,998,815
Impairment loss	-	122,774	-	122,774
(Gain) loss on financial instruments	(148,692)	1,965,541	41,628	1,530,916

Total expenses	18,722,421	30,684,865	70,919,212	86,242,838

Income (loss) before minority interest and income taxes	2,258,428	(1,279,335)	(5,665,924)	(603,282)

Minority interest	(594,777)	(263,621)	(1,471,225)	(779,271)

Income (loss) before income taxes	1,663,651	(1,542,956)	(7,137,149)	(1,382,553)

Provision (benefit) for income taxes	337,139	428,484	(2,707,715)	(74,768)

Net income (loss)	$1,326,512	$(1,971,440)	$(4,429,434)	$(1,307,785)

Net income (loss) allocable to:
Additional Members	$1,313,247	$(1,951,726)	$(4,385,139)	$(1,294,707)
Manager	13,265	(19,714)	(44,295)	(13,078)

	$1,326,512	$(1,971,440)	$(4,429,434)	$(1,307,785)

Weighted average number of additional
member shares outstanding	363,355	363,946	363,430	348,262

Net income (loss) per weighted average
additional member share outstanding	$3.61	$(5.36)	$(12.07)	$(3.72)

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Changes in Members' Equity

				Accumulated
				Other	Total
	Additional	Additional		Comprehensive	Members'
	Member Shares	Members	Manager	Income/(Loss)	Equity
Balance, December 31, 2007	363,859	$256,754,095	$(643,560)	$5,113,341	$261,223,876
Net loss	-	(364,888)	(3,686)	-	(368,574)
Change in valuation of interest rate swap contracts	-	-	-	(3,253,516)	(3,253,516)
Currency translation adjustments	-	-	-	(123,652)	(123,652)
Comprehensive loss	-	-	-	-	(3,745,742)
Additional member shares redeemed	(355)	(280,039)	-	-	(280,039)
Cash distributions to members	-	(8,272,273)	(83,406)	-	(8,355,679)

Period ended March 31, 2008 (unaudited)	363,504	$247,836,895	$(730,652)	$1,736,173	$248,842,416
Net loss	-	(5,333,498)	(53,874)		(5,387,372)
Change in valuation of interest rate swap contracts	-	-	-	2,785,260	2,785,260
Currency translation adjustments	-	-	-	(6,038,879)	(6,038,879)
Comprehensive loss	-	-	-	-	(8,640,991)
Additional member shares redeemed	(36)	(29,734)		-	(29,734)
Cash distributions to members	-	(8,269,163)	(83,527)	-	(8,352,690)

Period ended June 30, 2008 (unaudited)	363,468	$234,204,500	$(868,053)	$(1,517,446)	$231,819,001
Net income	-	1,313,247	13,265		1,326,512
Change in valuation of interest rate swap contracts	-	-	-	196,912	196,912
Currency translation adjustments	-	-	-	(1,191,370)	(1,191,370)
Comprehensive income	-	-	-	-	332,054
Additional member shares redeemed	(135)	(114,540)		-	(114,540)
Cash distributions to members	-	(8,266,836)	(83,506)	-	(8,350,342)

Period ended September 30, 2008 (unaudited)	363,333	$227,136,371	$(938,294)	$(2,511,904)	$223,686,173

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2008	2007
Cash flows from operating activities:
Net loss	$(4,429,434)	$(1,307,785)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Rental income paid directly to lenders by lessees	(9,838,051)	(7,928,631)
Finance income	(3,871,390)	(5,715,097)
Income from investments in joint ventures	(1,570,572)	(57,722)
Net loss (gain) on sales of new and leased equipment	442,303	(78,920)
Net loss on sale of portfolio	11,921,785	-
Depreciation and amortization	51,237,519	60,998,815
Impairment loss	-	122,774
Interest expense on non-recourse financing paid directly to lenders by lessees	2,986,271	1,884,884
Loss on financial instruments	41,628	1,530,916
Minority interest	1,471,225	779,271
Deferred tax benefit	(361,966)	(737,667)
Changes in operating assets and liabilities:
Collection of finance leases	17,271,450	25,668,997
Accounts receivable	(2,182,305)	(255,123)
Other assets, net	1,168,377	(363,024)
Payables, deferred revenue and other current liabilities	(10,902,456)	(6,836,443)
Due to/from Manager and affiliates, net	127,301	(128,881)
Distributions to/from minority interest and joint ventures	(903,604)	(678,699)

Net cash provided by operating activities	52,608,081	66,897,665

Cash flows from investing activities:
Investments in leased assets	(44,513,142)	(114,676,027)
Proceeds from sales of new and leased equipment	7,315,210	20,918,533
Proceeds from sale of portfolio	7,316,137	-
Investment in financing facility	(164,822)	(3,475,507)
Investment in short-term note receivable	-	(6,500,000)
Repayment of financing facility	4,367,055	-
Investments in joint ventures	(4,056,373)	-
Change in restricted cash	452,098	(456,112)
Distributions received from joint ventures in excess of profits	786,496	9,925,586

Net cash used in investing activities	(28,497,341)	(94,263,527)

Cash flows from financing activities:
Proceeds from non-recourse long-term debt	14,534,777	30,103,769
Repayments of non-recourse long-term debt	(43,308,853)	(59,191,174)
Issuance of additional member shares, net of sales and offering expenses paid	-	64,494,671
Redemption of additional member shares	(424,313)	(1,031,846)
Cash distributions to members	(25,058,711)	(29,164,208)
Minority interest contribution in joint venture	5,615,733	-
Distributions to minority interest holders in joint ventures	(2,469,424)	(1,344,415)

Net cash (used in) provided by financing activities	(51,110,791)	3,866,797

Effects of exchange rates on cash and cash equivalents	-	3,834,157

Net decrease in cash and cash equivalents	(27,000,051)	(19,664,908)
Cash and cash equivalents, beginning of the period	42,339,549	61,258,267

Cash and cash equivalents, end of the period	$15,339,498	$41,593,359

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2008	2007
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$4,860,831	$11,547,103

Supplemental disclosure of non-cash investing and financing activities:
Equipment purchased with non-recourse long-term debt
paid directly by lender	$-	$66,656,754
Principal and interest paid on non-recourse long-term debt
directly to lenders by lessees	$9,282,000	$8,462,121
Transfer of non-recourse long-term debt in connection with sale
of Leasing Portfolio	$73,187,369	$-

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports. Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Securities Corp., 100 Fifth Avenue, 4th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.